WAIVER OF CONDITIONS & CLOSING AGREEMENT

This **Waiver of Conditions & Closing Agreement** (the "Waiver"), effective as of June 1, 2020, is by and among Palayan Resources Inc., a Nevada corporation ("PLYN"), on one hand, and Scythian Mining Group Limited, a company duly formed under the laws of United Kingdom (Company#: 11038421) ("SMG") and SMG's wholly owned subsidiary SMG-Gold B.V., a Dutch limited liability company (Company KVK# 76235548) ("SMG-Gold"), on the other.

WHEREAS, PLYN, SMG and SMG-Gold entered into a Share Exchange Agreement dated April 2, 2020 (the "Share Exchange Agreement"); and,

WHEREAS, SMG is the sole-shareholder of SMG-Gold; and,

WHEREAS, the Share Exchange Agreement sets forth those certain conditions necessary in order to close the transactions as set forth in the Share Exchange Agreement; and,

WHEREAS, the parties to the Share Exchange Agreement now desire to waive certain conditions as set forth in the Share Exchange Agreement in order to facilitate the closing of the contemplated transactions; and,

WHEREAS, the parties to the Share Exchange Agreement now desire, having waived those conditions as set forth herein, to close the Share Exchange Agreement and bring the transactions contemplated thereby into full force and effect; and,

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth below, the parties agree as follows:

1. PLYN WAIVER. Pursuant to the terms and conditions set forth in the Share Exchange Agreement, PLYN hereby waives the obligation as set forth in the Share Exchange Agreement under Section 6.5.C. relating to the delivery of a valuation report by SMG to PLYN (the "PLYN Conditions"); this waiver of the PLYN's Conditions shall not be deemed a waiver or limitation of PLYN's right to subsequently enforce and compel strict compliance with every other provision and condition of the Share Exchange Agreement.

2. CLOSING OF THE SHARE EXCHANGE AGREEMENT. The parties hereby acknowledge and agree that in light of the waiver as set forth in Section 1 of this Agreement, the parties shall hereby close the Share Exchange Agreement in accordance with the terms and condition thereof. Specifically, PLYN has, to the full and complete satisfaction of SMG, SMG-Gold, and the SMG-Gold Shareholder, fulfilled the obligation set forth in ARTICLE V of the Share Exchange Agreement, captioned "CONDITIONS TO THE OBLIGATIONS OF SMG, SMG-GOLD, AND THE SMG-GOLD SHAREHOLDER" and conversely, SMG, SMG-Gold, and the SMG-Gold Shareholder has, to the full and complete satisfaction of PLYN, fulfilled the obligation set forth in ARTICLE VI of the Share Exchange Agreement, captioned "CONDITIONS TO THE OBLIGATION OF PLNY". Accordingly, the parties hereto, upon execution of this Agreement, consider the Share Exchange Agreement in full force and effect as of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed as of the date first above written.

PALAYAN RESOURCES, INC.

Per: */s/ James E. Jenkins*
Name: James E. Jenkins
Title: President and Chief Executive Officer

SCYTHIAN MINING GROUP LIMITED
(*on behalf of SMG and as the sole SMG Gold Shareholder*)

Per: */s/ Barry Davis*
Name: Barry Davis
Title: Managing Director

Scythian Mining Group Limited
Company
№: 11038421
England and Wales

SMG GOLD, B.V.

Per: */s/ Barry Davis*
Name: Barry Davis
Title: Managing Director

Per: */s/ EEelco van Solkema*
Name: For Netherlands Trust Services B.V.
Title: Director